SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 18, 1997




                            HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                     1-5664
                            (Commission File Number)

                                   53-0085950
                     (I.R.S. Employer Identification Number)


                  10400 Fernwood Road, Bethesda, Maryland 20817
               (Address of Principle Executive Offices) (Zip Code)



        Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)





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Item 5.  Other Events

On March 18, 1997, the Company and Marriott International, Inc. announced that the parties have reached an agreement in principle for Host Marriott Corporation to acquire all of the outstanding common stock of Forum Group, Inc., from Marriott Senior Living Services, Inc., a subsidiary of Marriott International. Host Marriott will pay approximately $433 million for the existing portfolio of senior living communities and has established a $107 million expansion plan for the properties. The transaction, which is subject to the completion of due diligence and other customary closing conditions, is expected to close in the second quarter of 1997.

The Company's press release of March 18,1997 announcing the transaction is included as an exhibit to this filing.

Item 7.  Financial Statements and Exhibits

         (c)  99.1 News Release dated March 18, 1997.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Host Marriott Corporation

                                     By:    /s/ Donald D. Olinger
                                        -------------------------
                                      Donald D. Olinger
                                      Senior Vice President and
                                      Corporate Controller

March 18, 1997


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